                                                                    Exhibit 21.1
                                                                    ------------

                 Pegasus Communications Corporation Subsidiaries

Subsidiary                                                    State of Formation
----------                                                    ------------------

Argos Support Services                                        Texas
B.T. Satellite, Inc.                                          Maine
Bride Communications, Inc.                                    Delaware
Carr Rural TV, Inc.                                           Michigan
DBS Tele-Venture, Inc.                                        Texas
Digital Television Services of Indiana, LLC                   Georgia
DTS Management, LLC                                           Georgia
Golden Sky DBS, Inc.                                          Delaware
Golden Sky Holdings, Inc.                                     Delaware
Golden Sky Systems, Inc.                                      Delaware
Henry County MRTV, Inc.                                       Ohio
HMW, Inc.                                                     Maine
Pegasus Broadcast Television, Inc.                            Pennsylvania
Pegasus Broadcast Towers, Inc.                                Delaware
Pegasus BTV Sub, LLC                                          Arkansas
Pegasus Communications Corporation PAC                        Delaware
Pegasus Communications Management Company                     Pennsylvania
Pegasus DARS, Inc.                                            Delaware
Pegasus Development Corporation                               Delaware
Pegasus Development DBS Corporation                           Delaware
Pegasus Development 107 Corporation                           Delaware
Pegasus Development 107 License Corporation                   Delaware
Pegasus Guardband, LLC                                        Delaware
Pegasus Media & Communications, Inc.                          Delaware
Pegasus Real Estate Company                                   Pennsylvania
Pegasus Satellite Communications, Inc.                        Delaware
Pegasus Satellite Communications Holdings, Inc.               Delaware
Pegasus Satellite Development Corporation                     Delaware
Pegasus Satellite Holdings, Inc.                              Delaware
Pegasus Satellite Real Estate Company                         Delaware
Pegasus Satellite Television, Inc.                            Delaware
Pegasus Satellite Television of Illinois, Inc.                Illinois
Pegasus Travel, Inc.                                          Delaware
Portland Broadcasting, Inc.                                   Maine
Primewatch, Inc.                                              North Carolina
PST Holdings, Inc.                                            Delaware
South Plains DBS, L.P.                                        Texas
Telecast of Florida, Inc.                                     Florida
WBPG License Corp.                                            Delaware
WDBD License Corp.                                            Delaware
WDSI License Corp.                                            Delaware
WFXU Corporation                                              Delaware
WFXU License Corporation                                      Delaware
WILF, Inc.                                                    Delaware
WOLF License Corp.                                            Delaware
WPME Corp.                                                    Delaware
WPME License Corp.                                            Delaware
WTLH License Corp.                                            Delaware